EXHIBIT 99.3

NONQUALIFIED SHARE OPTION AGREEMENT

Platinum Underwriters Holdings, Ltd.
2002 Share Incentive Plan

          Option Agreement (the “Agreement”), between Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), and Jerome T. Fadden (the “Optionee”), made pursuant to the terms of Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan (the “Plan”). The Optionee hereby acknowledges receipt of a copy of the prospectus relating to the Plan. The Option is not intended to qualify as an “incentive stock option” under the Internal Revenue Code.

          Section 1. Option Grant. The Company has granted to the Optionee, on the terms and conditions set forth herein, an option (the “Option”) for the purchase of 975,000 common shares (the “Option Shares”) of the Company, par value $0.01 per share (“Common Shares”), effective November 1, 2002 (the “Date of Grant”), the closing date of the Company’s initial public offering. The Option is granted in satisfaction of the Company’s obligation to grant a stock option to the Optionee pursuant to the terms of the employment agreement between the Optionee and The St. Paul Companies, Inc. dated March 3, 2002, as assigned to and assumed by the Company effective November 1, 2002 (the “Employment Agreement”).

          Section 2. Exercise Price. The exercise price per share of the Option shall be $22.50, which is the initial public offering price of the Common Shares (the “Option Price”).

          Section 3. Vesting of Option. The Option shall be fully vested and exercisable effective as of June 1, 2003.

          Section 4. Option Term. Option Shares may be purchased at any time prior to the expiration of the term of the Option (the “Option Term”). The Option Term shall terminate and expire on May 31, 2008, unless earlier terminated pursuant to Section 7 hereof. Upon the termination or expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

          Section 5. Procedure for Exercise

          (a) Notice of Exercise. The Option may be exercised, in whole or in part, and whole Option Shares may be purchased, by delivery of a written notice (the “Notice”) to the Company under procedures specified by the Committee, which Notice shall: (i) state the number of whole Option Shares being exercised; (ii) state the method of payment of the Option Price and tax withholding; (iii) include any representation of the Optionee required pursuant to Sections 6 and 7 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 10 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

          (b) Payment of Option Price; Tax Withholding. Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee; (ii) by payment in Common Shares (either actually or constructively by attestation) that have been held by the Optionee for at least six months (or such other period as determined by the Committee), valued at the Fair Market Value (as defined in the Plan) of such shares as of the date of exercise; (iii) by a broker-assisted “cashless exercise” (such program to be in effect by November 1, 2003); or (iv) by a combination of the methods described above. In addition and at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the Company under procedures specified by the Company all required federal, state and local withholding tax amounts in any manner as permitted above for payment of the Option Price.

          Section 6. Investment Representation. Upon any exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same. The Company reserves the right to legend any certificate for Common Shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

          Section 7. Restrictive Covenants. The Optionee acknowledges that he is subject to certain restrictive covenants set forth in Section 11 of the Employment Agreement. Among such covenants are Section 11(a) (Confidentiality) and Section 11(c) (Non-Solicitation) (together, the “Restrictive Covenants”). Upon any exercise of the Option, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Optionee has not engaged in nor has any intention of engaging in any action that would constitute a violation of the Restrictive Covenants. In the event that the Optionee violates the Restrictive Covenants prior to any exercise of the Option, such Option shall be automatically cancelled. In the event that the Optionee violates the Restrictive Covenants following any exercise of the Option, the Optionee shall be required to pay to the Company the amount of any gain realized as a result of the exercise (measured by the difference between the aggregate Fair Market Value on the date of the purchase of Common Shares and the aggregate Option Price paid in respect of such purchase), and the Company shall be entitled to set-off the amount of any such gain against any amount owed to the Optionee by the Company. For avoidance of doubt, the foregoing provisions of this Section 7 do not apply to Section 11(b) of the Employment Agreement (Non-Competition), which is enforceable pursuant to its terms.

          Section 8. Limitation of Rights. The Optionee shall not have any privileges of a shareholder of the Company with respect to any Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a share certificate evidencing the Common Shares. Nothing in this Agreement or the Option shall confer upon the Optionee any right to employment with the Company during the Option Term.

          Section 9. Adjustments. If at any time while the Option is outstanding the number of outstanding Common Shares is changed by reason of a reorganization, recapitalization, share split or any of the other events described in Section 3.2 of the Plan, the number and kind of Option Shares and/or the Option Price may be adjusted by the Committee in accordance with the provisions of the Plan.

          Section 10. Nontransferability of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way, except by will or by the laws of descent and distribution. In the event that the Optionee becomes legally incapacitated, the Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

          Section 11. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

          Section 12. Construction. This Option is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Optionee hereby accepts this Option subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

          Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

          Section 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the Date of Grant.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi Title: Executive Vice President

OPTIONEE

/s/ Jerome T. Fadden Name: Jerome T. Fadden